Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated May 19, 2005 with respect to our audit of the financial statements of American Business Corporation as of December 31, 2004, included as part of this Form 10-KSB.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

May 19, 2005